Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of Collexis Holdings, Inc. of our report dated October 14, 2008, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement, for the year ended June 30, 2008.

        We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Elliott Davis, LLC

Columbia, South Carolina
May 7, 2009